EXHIBIT 23.11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 27, 2009 included in the Registration Statement on Form S-1/A Post-Effective Amendment No. 5 to Form SB-2 and related Prospectus of Cliff Rock Resources Corp. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

May 25, 2009